PLEDGE AND ASSIGNMENT AGREEMENT

THIS PLEDGE AND ASSIGNMENT AGREEMENT (this “Agreement”), dated December 11, 2006, from ARGAN, INC., a corporation organized under the laws of the State of Delaware (the “Pledgor”), to BANK OF AMERICA, N.A., a national banking association (the “Lender”).

PRELIMINARY STATEMENTS:

(1) The Pledgor has opened account No. 003933352877 (such account, and any extension or renewal of such account from time to time, being the “Account”) with the Lender in the aggregate amount of Twelve Million Dollars ($12,000,000) of which (a) Ten Million Dollars ($10,000,000) will secure that certain Standby Letter of Credit #____ issued by the Lender for the benefit of Travelers Casualty and Surety Company of America (as amended, extended and renewed from time to time, the “LC”) and (b) Two Million Dollars ($2,000,000) will be held as an escrow fund (the “Escrow Fund”) pursuant to the Financing Agreement (as hereinafter defined).

(2) Pursuant to that certain Second Amended and Rested Financing and Security Agreement (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Financing Agreement”), dated as of December 11, 2006, by and among the Pledgor, Southern Maryland Cable, Inc., a corporation organized under the laws of the State of Delaware, Vitarich Laboratories, Inc., a corporation organized under the laws of the State of Delaware, Gemma Power Systems, LLC, a Connecticut limited liability company, Gemma Power, Inc., a corporation organized under the laws of the State of Connecticut, Gemma Power Systems California, Inc., a corporation organized under the laws of the State of California, and Gemma Power Hartford, LLC, a limited liability company organized under the laws of the State of Connecticut (each a “Borrower” and, collectively, the “Borrowers”) and the Lender, the Pledgor agreed to pledge and assign its interests in the Account as set forth in this Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Financing Agreement.

NOW THEREFORE in consideration of the premises and for other good and valuable consideration, the Pledgor hereby agrees with the Lender as follows:

SECTION 1. Incorporation of Recitals. The Preliminary Statements set forth above are incorporated herein by reference as if fully set forth in the text of this Agreement.

SECTION 2. Pledge and Assignment. The Pledgor hereby pledges and assigns to the Lender, and grants to the Lender a security interest in, the following collateral (the “Collateral”):

(i) the Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Account;

(ii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

(iii) all proceeds of any and all of the foregoing Collateral.

SECTION 3. Security for Obligations. This Agreement secures the payment of all obligations of the Borrowers, jointly and severally, now or hereafter existing under Financing Agreement (all such obligations of the Borrowers being called the “Obligations”).

SECTION 4. Maintaining the Account. So long as any Obligations are outstanding:

(a) The Pledgor will maintain the Account.

(b) It shall be a term and condition of the Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Account that no amount (including interest on the Account) shall be paid or released to or for the account of or withdrawn by or for the account of the Pledgor or any other person or entity from the Account.

SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 6. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any lien, security interest option or other charge or encumbrance upon or with respect to any of the Collateral except for the security interest under this Agreement.

SECTION 7. The Lender’s Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any collateral, as to ascertaining or taking action with respect to calls, conversions exchanges maturities, tenders or other matters relative to any Collateral, whether or not the Lender or any Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

SECTION 8. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, in addition to the remedies set forth in the Financing Agreement:

(a) The Lender may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account against the Obligations or any part thereof.

(b) The Lender may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Maryland at that time (the “Code”) (whether or not the Code applies to the affected Collateral).

SECTION 9. Amendments. Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10. Continual Security Interest: Assignments under Financing Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Lender, and its successors, transferees and assigns. Upon the payment in full of the Obligations the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor’s expense, return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 11. Release of Security Interest. Notwithstanding, anything contained in this Agreement to the contrary, provided, no Event of Default has occurred and is continuing under any of the Financing Documents, the Lender agrees upon written request from Pledgor to promptly release its security interest in (a) Ten Million Dollars ($10,000,000) of the Collateral and interest accrued on such amount, if at such time no Letter of Credit Obligations remain outstanding and Lender has no further obligations to issue any Letters of Credit, and (b) Two Million Dollars ($2,000,000) of the Collateral and interest accrued on such amount, in accordance with the provisions of Sections 2.2.4(c) or 2.4 of the Financing Agreement.

SECTION 12. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. Unless otherwise defined herein or in the Financing Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Pledgor has caused this Pledge and Assignment Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ARGAN, INC.

By:	/s/ Rainer Bosselmann
Name: Rainer Bosselmann Title: Chairman and CEO

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A.

By: /s/ Michael J. Radcliffe
Name: Michael J. Radcliffe Title: Senior Vice President